EXHIBIT 99.1

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Contact:	Investor Relations: Rick FitzGerald Sr. Vice President and CFO NATCO Group Inc. 713-685-8054	Media: Mike Russell Investor/Public Relations Pierpont Communications, Inc. (512) 448-4950

NATCO GROUP INC. CHAIRMAN AND CEO NAT GREGORY TO STEP DOWN

HOUSTON (July 29, 2004) – The NATCO Group Inc. (NYSE: NTG) Board of Directors announced today that Nat Gregory is stepping down as the Company’s Chairman of the Board, effective immediately, and will relinquish his role as the Company’s CEO and resign as a director effective September 7, 2004. The Board also announced it has appointed independent director John U. Clarke, who has served on NATCO’s Board of Directors since February 2000, to replace Mr. Gregory as Chairman of the Board, effective immediately. In addition, Mr. Clarke will serve as NATCO’s interim CEO starting September 7, 2004, and remain in that position during the Board’s search for a permanent CEO.

The Company also reported continued improvement in its business results, with second quarter growth in revenue compared to both prior year and the first quarter. Bookings for the second quarter were up 19% from prior year and backlog at June 30 grew beyond $100 million. The Company reaffirmed its guidance for 2004 earnings in the $0.40 - $0.50 range before various charges including CEO separation costs, estimated at $1.5 million net of taxes, which will be recorded in the third quarter. NATCO will release 2004 second quarter financial results on Tuesday, August 3, 2004, before the open of the market.

Speaking on behalf of NATCO’s Board of Directors, Mr. Clarke said, “The Board of Directors believes that now is the right time to effect an orderly change in the leadership of the Company. Supported currently by strong industry trends, improving financial results and a capable and motivated management team, NATCO is well positioned to transition leadership and achieve our business objectives.

“We appreciate Nat’s many contributions to NATCO during his 11 years of service as Chairman and CEO. Through hard work and personal sacrifice, he has taken what was a small, fractured and largely unfocused company and built a global oil services business with unique capabilities to solve even the most complex separation and decontamination challenges,” he said. Mr. Clarke has served on the Company’s Audit Committee, as Chairman of the Company’s Governance, Nominating and Compensation Committee and, since May 2001, has been President of Concept Capital Group, a financial and strategic advisory firm. Prior to such time, he served in executive management positions with three New York Stock Exchange-listed companies, including Dynegy, Cabot Oil & Gas and Transco Energy Company.

Mr. Clarke said that NATCO’s Board of Directors has already engaged the internationally recognized search firm SpencerStuart to conduct a broad search to identify possible CEO candidates.

Nat Gregory added, “I’ve dedicated a significant portion of my career to help build NATCO into the successful company it is today. NATCO is in the hands of a very experienced and capable senior management team. I will remain a large shareholder in the future and I am confident in this management team’s ability to keep adding value and execute the Company’s strategic plan successfully.”

NATCO officials will be available to answer questions on the leadership change and its 2004 second quarter financial performance during its regular quarterly conference call with the financial community scheduled for 9:00 A.M. central time on Tuesday, August 3, 2004. Conference call access information will be furnished in a separate news release to be issued later today.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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